Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 30, 2003, accompanying the consolidated financial statements and included in the amended Annual Report of Findwhat.com and Subsidiary on Form 10-K/A for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Findwhat.com and Subsidiary on Form S-8 (SEC File No. 333-46008, effective date September 18, 2000, SEC File No. 333-66434, effective date August 1, 2001, SEC File No. 333-113692, effective March 17, 2004, and SEC File No. 333-117003, effective June 30, 2004) and on Form S-3 (SEC File No. 333-76144, effective date December 31, 2001, SEC File No. 333-47240, effective date May 3, 2001, SEC File No. 333-102436, effective January 9, 2003, SEC File No. 333-110067, effective October 29, 2003, SEC File No. 333-115245, effective May 6, 2004, SEC File No. 333-115247, effective May 6, 2004, and SEC File No. 333-118823, effective September 3, 2004).

/s/ Grant Thornton LLP

Tampa, Florida
May 2, 2005